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                                                                    EXHIBIT 99.1

Contact:
CORPORATE COMMUNICATIONS                             INVESTOR RELATIONS
Marvin (Mickey) Goldwasser                           David M. Henderson
Open Solutions Inc.                                  Open Solutions Inc.
860.652.3153                                         860.652.3155
mgoldwasser@opensolutions.com                        ir@opensolutions.com


      OPEN SOLUTIONS REPORTS STRONG FIRST QUARTER 2005 RESULTS, RAISES 2005
         REVENUE AND EARNINGS GUIDANCE, AND AUTHORIZES $10 MILLION STOCK
                               REPURCHASE PROGRAM

GLASTONBURY, CONN., APRIL 27, 2005 - Open Solutions Inc. (Nasdaq: OPEN), a provider of integrated enabling technologies for financial institutions, today reported financial results for the three months ended March 31, 2005. Also, as announced in a separate press release today, the Company's Board of Directors has authorized the repurchase of up to $10 million of the Company's common stock during the next twelve months.

Revenue for the first quarter 2005 increased 80 percent to $37.7 million, from $21.0 million for the first quarter of 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 84 percent to $7.5 million, from $4.1 million for the first quarter of 2004. Net income was $0.14 per diluted share compared to $0.10 per diluted share for the first quarter 2004 assuming a 40 percent effective tax rate for the first quarter of 2004, or $0.16 per diluted share as reported. A reconciliation of EBITDA and pro forma 2004 earnings per share to GAAP results is provided as part of this press release.

The Company is providing non-GAAP financial measures because the Company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing financial performance of the business. The Company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the Company's core business. Therefore, the Company believes that this information is meaningful when considered in connection with the information contained in the GAAP presentation of financial information.

Open Solutions' Chairman and CEO, Louis Hernandez, Jr. said, "The first quarter of 2005 was another quarter of impressive growth for Open Solutions. While we did not meet all of our goals for the first quarter of 2005, we believe this is not indicative of an ongoing trend and in fact are raising our guidance for the full year 2005. We saw certain in-house license deals that we expected to close in the first quarter move out to become likely second quarter deals; we have already signed certain of these core deals in April. Also, our Canadian payments business performed below expectations in the first quarter, with lower than expected processing revenues due to the loss of a client that was acquired. Looking out for the remainder of the year, we continue to see strong momentum in our core processing and complementary product businesses. This momentum, combined with our two acquisitions to date and slightly offset by revised expectations for the payments business, leads us to raise full year 2005 guidance by $0.05 per share to $0.76 to $0.84 per share."
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FIRST QUARTER 2005 HIGHLIGHTS

- On March 10, 2005, completed the acquisition of CGI's US Services to Credit Unions business unit, which provides core-processing solutions.

-    Completed a $144.0 million convertible debt offering.

- Continued the Company's successful integration efforts and client migration of newly acquired companies.

- Generated $5.2 million of net cash from operating activities for the first quarter 2005.

- New signed contracts valued at $22.0 million in the first quarter of 2005 compared to $15.5 million in the first quarter 2004, an increase of 42 percent. We define contract value as total revenues to be received over the life of the contract for all elements, including all licenses, hardware, installation, maintenance and other services. We do not include contract renewals as part of contract value.

- Recurring revenue for the first quarter 2005 increased to 67 percent of total revenue from 49 percent for the first quarter of 2004. We define recurring revenue as revenue from maintenance and data center hosting contracts and the quarterly minimum payments from our resellers.

- Internal revenue growth was 19 percent for the first quarter 2005. Internal revenue growth percentages are measured as the increase in revenue for the current period less "acquired revenue from acquisitions" divided by revenues from the prior period plus "annualized revenue from acquisitions."

ACTIVITY SUBSEQUENT TO MARCH 31, 2005

- On April 6, 2005, completed the acquisition of SOSystems, a provider of in-house core data processing and services to credit unions.

-    Signed first Canadian core contract - Community Savings.

2005 BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially. Our guidance assumes that the estimated effective tax rate will be 40% and includes the effect of the CGI and SOSystems acquisitions. Further, this guidance does not give effect to any additional potential mergers or acquisitions that the Company may consummate in 2005.

SECOND QUARTER 2005

The Company expects revenues in the range of $44.8 and $46.5 million, net income between $3.7 and $4.0 million, EBITDA between $9.4 and $9.8 million and earnings per diluted share between $0.17 and $0.18. For purposes of comparison, the fully taxed earnings per diluted share, assuming an effective tax rate of 40%, for the second quarter of 2004 would have been $0.10.
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FULL YEAR 2005

The Company expects revenues in the range of $177.0 and $185.0 million (an increase over our previous expected revenue range of $160.0 and $166.0 million), net income between $16.5 and $18.4 million (an increase over our previous expected net income range of $16.2 and $18.1 million), EBITDA between $40.0 and $43.5 million (an increase over our previous expected EBITDA range of $38.2 and $40.0 million) and earnings per diluted share between $0.76 and $0.84 (an increase over our previous expected earnings per diluted range of $0.71 and $0.79). On a pro forma basis, earnings per diluted share, assuming an effective tax rate of 40% for our full year 2004, would have been $0.53. The above guidance for full year 2005 does not include the effect of expensing stock options. The Company will begin expensing stock options as currently mandated by the Financial Accounting Standards Board on a prospective basis starting January 1, 2006.

ABOUT OPEN SOLUTIONS INC.

Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications, built on a single centralized Oracle(R) relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21, electronic image/item processing, payment and loan origination solutions. Open Solutions' full suite of products and services allows banks, thrifts and credit unions to better compete in today's aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service.

For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at
860.652.3153 or via fax at 860.652.3156. For Investor Relations issues please contact David Henderson by email at ir@opensolutions.com or by phone at
860.652.3155. Visit Open Solutions' Internet site at www.opensolutions.com.

Open Solutions Inc.(R) is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright (C) 2005 Open Solutions Inc. All rights reserved.

SAFE HARBOR STATEMENT

Statements made in this press release that state Open Solutions Inc.'s or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.'s actual results to differ materially from those projected in such forward-looking statements. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.'s operations, markets, products, services, prices and other factors set forth under the heading "Factors Affecting Future Operating Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                                      ###
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                               OPEN SOLUTIONS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      (in thousands, except per share data)


                                                                     Three Months Ended
                                                                           March 31,

                                                                      2005          2004
                                                                   -----------------------
                                                                          (unaudited)
Revenues:
 Software license                                                  $  7,905       $  6,441
 Service, maintenance and hardware                                   29,821         14,509
                                                                   -----------------------
  Total revenues                                                     37,726         20,950

Cost of revenues:
 Software license                                                     1,190          1,320
 Service, maintenance and hardware                                   15,202          7,735
                                                                   -----------------------
  Total cost of revenues                                             16,392          9,055
                                                                   -----------------------
 Gross Profit                                                        21,334         11,895

Operating expenses:
 Sales and marketing                                                  4,805          2,899
 Product development                                                  4,025          1,962
 General and administrative                                           7,593          4,109
                                                                   -----------------------
  Total operating expenses                                           16,423          8,970

Income from operations                                                4,911          2,925
 Interest and other income, net                                          13            248
                                                                   -----------------------
Income before income taxes                                            4,924          3,173
 Income tax provision                                                (1,959)          (171)
                                                                   -----------------------
Net income                                                         $  2,965       $  3,002
                                                                   =======================

Net income per common share
 --Basic                                                           $   0.15       $   0.18
 --Diluted (Note 1)                                                $   0.14       $   0.16
Shares used to compute net income per common share
 --Basic                                                             19,451         16,917
 --Diluted                                                           23,847         19,023

Pro forma 2004 net income and earnings per share calculation:

 Income before income taxes                                           4,924       $  3,173
 Income tax provision (assumes 40% tax rate for 2004)                (1,959)        (1,269)
                                                                   -----------------------
Pro forma net income                                               $  2,965       $  1,904
                                                                   =======================

Pro forma net income per common share
 --Basic                                                           $   0.15       $   0.11
 --Diluted                                                         $   0.14       $   0.10

Reconciliation of net income to EBITDA:
Net income                                                         $  2,965       $  3,002
 Interest and other income, net                                         (13)          (248)
 Income tax provision                                                 1,959            171
 Depreciation and amortization                                        2,578          1,137
                                                                   -----------------------
EBITDA                                                             $  7,489       $  4,062
                                                                   =======================

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Note 1- Diluted earnings per share for the three months ended March 31, 2005 includes the impact of the convertible notes, which is calculated by adding back to net income the tax effected interest cost associated with the convertible notes and by adding the if converted shares to the shares used to compute net income per share. For the three months ended March 31, 2005, 3,199,154 if converted shares were added to the shares used to compute net income per share. This number is a weighted average because the convertible note offering closed during the quarter.

                               OPEN SOLUTIONS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                   (Unaudited)

                                                          March 31,  December, 31
                                                            2005        2004
                                                          -----------------------
ASSETS
Current assets:
 Cash and investments                                     $179,791      $ 62,183
 Accounts receivable, net                                   24,778        19,975
 Prepaid expenses and other current assets                   6,565         5,989
 Deferred tax asset                                         12,036        12,356
                                                          ----------------------
  Total current assets                                     223,170       100,503

 Fixed assets, net                                          14,851        14,410
 Other intangible assets, net                               38,881        37,379
 Goodwill                                                   85,881        66,548
 Deferred tax asset                                          4,560         4,560
 Other assets                                                6,735         2,074
                                                          ----------------------
  Total assets                                            $374,078      $225,474
                                                          ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                         $  3,394      $  2,521
 Accrued expenses                                           13,852        15,338
 Deferred revenue, current portion                          24,363        21,586
 Long-term debt from customers, current portion                608         1,239
 Capital lease obligations, current portion                    513           735
                                                          ----------------------
  Total current liabilities                                 42,730        41,419
                                                          ----------------------

 Convertible notes paybable                                144,061            --
 Long-term debt from customers, less current portion         1,006         1,736
 Deferred revenue, less current portion                      2,757         2,706
 Other long-term liabilities                                 1,657         1,300
                                                          ----------------------
  Total liabilities                                        192,211        47,161

Total stockholders' equity                                 181,867       178,313
                                                          ----------------------
  Total liabilities and stockholders' equity              $374,078      $225,474
                                                          ======================